SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: March 3, 2006

PAULA FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	0-23181	95-4640368
(State or other jurisdiction of incorporation or organization)	(Commission File Number )	(I.R.S. Employer identification number)

PAULA FINANCIAL
87 East Green Street, Suite 206
Pasadena, CA 91105
(Address of principal executive offices)

(626) 844-7100
(Registrant’s telephone number, including area code)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

(c)   On March 1, 2006, PAULA Financial received a letter of reprimand from the Nasdaq Listing Qualifications Department (the “Listing Department”) indicating that the Listing Department has determined that the Company has violated, and subsequently remedied, Nasdaq Marketplace Rules 4350(c)(1), 4350(d)(4), 4350(m), 4350(c)(3)(A), 4350(c)(4)(A), and 4350(c)(4)(B). Nasdaq issued this Letter of Reprimand, in lieu of delisting the Company, in accordance with Marketplace Rule 4801(k)(2). In making its determination to issue the Letter of Reprimand, the Listing Department noted that it believed the violations were inadvertent, that the violations have been cured in a prompt and effective manner, that the Company has not demonstrated a pattern of non-compliance and that the Company has taken proactive steps to ensure future compliance with all regulatory requirements.

In accordance with Nasdaq Marketplace Rule 4804(b), the Company issued a press release on March 3, 2006 to announce that the Company received the Letter of Reprimand from Nasdaq. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

99.1     Press release dated March 3, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 3, 2006	PAULA FINANCIAL

	By:	/s/ Deborah S. Maddocks
Vice President - Finance

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